Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665

Joe Longo
609-720-4545

TYCO INTERNATIONAL REPORTS FOURTH QUARTER EARNINGS
 FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.92 PER SHARE AND GAAP EARNINGS OF $0.83 PER SHARE

•                  Company reports fourth-quarter revenue of $4.7 billion, with 14%* revenue growth and 6%** organic growth

•                  Full year revenue of $17.4 billion increases 9%* with 4%** organic growth

•                  Operating margin improves 100* basis points in the quarter and 160* basis points full year

•                  Diluted EPS from continuing operations before special items increases 24% in the quarter and 21% full year

*Amount excludes results from the Electrical and Metal Products business following the sale of a majority interest in that business completed on Dec. 22, 2010.

** Organic revenue growth for the fourth quarter and full year have been adjusted downward to exclude the impact of an additional week of revenue recorded by the company in the fourth quarter of fiscal 2011.

(Income and EPS amounts are attributable to Tyco common shareholders)

($ millions, except per-share amounts)

	Q4 2011	Q4 2010	% Change	FY11	FY10	% Change
Revenue	$4,691	$4,493	4%	$17,355	$17,016	2%
Income from Continuing Operations	$392	$273	44%	$1,565	$1,125	39%
Diluted EPS from Continuing Operations	$0.83	$0.55	51%	$3.27	$2.31	42%
Special Items	$(0.09)	$(0.19)		$0.03	$(0.37)
Income from Continuing Ops Before Special Items	$433	$367	18%	$1,552	$1,308	19%
Diluted EPS from Continuing Ops Before Special Items	$0.92	$0.74	24%	$3.24	$2.68	21%

SCHAFFHAUSEN, Switzerland — November 16, 2011 — Tyco International Ltd. (NYSE: TYC) today reported $0.83 in diluted earnings per share (EPS) from continuing operations for the fiscal fourth quarter of 2011 and diluted EPS from continuing operations before special items of $0.92 per share. Revenue in the quarter of $4.7 billion increased 14% versus the prior year excluding the Electrical & Metal Products business, which is now reported as an equity investment, while organic revenue grew 6%. Foreign currency contributed 5 percentage points to overall revenue growth.

For full year 2011, the company reported $3.27 in diluted EPS from continuing operations and diluted EPS from continuing operations before special items of $3.24 per share. Revenue of $17.4 billion increased 9% excluding the Electrical & Metal Products business with organic revenue growth of 4%. Cash from operating activities was $2.4 billion. Free cash flow of $1.1 billion included net cash payments of $252 million primarily for restructuring and legacy tax matters.

Commenting on Tyco’s results, Chairman and Chief Executive Officer Ed Breen said: “We delivered a very solid quarter with strong organic revenue growth and continued operating margin improvement which helped drive a 24% increase in earnings per share. Throughout the year, we continued to increase our investment in R&D and technology while completing strategic acquisitions to strengthen our core security, fire and flow control businesses. With our strong base of recurring and service revenue, continuing order momentum in our late cycle businesses and our focus on restructuring and productivity initiatives, we are well-positioned for continued growth in 2012.”

“We are on track with our recently-announced plan to separate Tyco into three standalone public companies in this fiscal year. This marks an exciting new opportunity for all three companies to pursue their own focused growth strategies and create significant shareholder value,” Breen added.

Organic revenue, free cash flow and operating income, operating margin, income and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables. Additional schedules as well as Fourth Quarter Review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated. All dollar amounts are pre-tax and stated in millions. All comparisons are to the fiscal fourth quarter of 2010 or full year unless otherwise indicated.

Security Solutions

	Q4 2011	Q4 2010	% Change	FY11	FY10	% Change
Revenue	$2,275	$2,047	11%	$8,626	$7,734	12%
Operating Income	$364	$279	30%	$1,361	$1,090	25%
Operating Margin	16.0%	13.6%		15.8%	14.1%
Special Items	$(10)	$(36)		$(58)	$(50)
Operating Income Before Special Items	$374	$315	19%	$1,419	$1,140	24%
Operating Margin Before Special Items	16.4%	15.4%		16.5%	14.7%

Revenue of $2.3 billion increased 11% in the quarter with organic revenue growth of 6%. Recurring revenue grew 5% organically while non-recurring revenue grew 7% organically. Both recurring and non-recurring revenue continued to grow in all geographic regions.

Operating income was $364 million in the quarter and the operating margin was 16%. Special items of $10 million consisted primarily of integration charges related to acquisitions. Operating income before special items was $374 million and the operating margin improved 100 basis points to 16.4%.

Full year revenue of $8.6 billion increased 12% year-over-year with organic revenue growth of 5%. Operating income was $1.36 billion and included $58 million of special items. Operating income before special items was $1.42 billion and the operating margin improved 180 basis points to 16.5%.

The increase in operating income for the quarter and full year resulted from growth in ADT’s higher-margin recurring revenue business, improvement in the commercial business in all geographic regions and the continued benefit of restructuring and cost reduction activities.

Fire Protection

	Q4 2011	Q4 2010	% Change	FY11	FY10	% Change
Revenue	$1,335	$1,202	11%	$4,743	$4,510	5%
Operating Income	$172	$114	51%	$534	$460	16%
Operating Margin	12.9%	9.5%		11.3%	10.2%
Special Items	$(11)	$(31)		$(69)	$(44)
Operating Income Before Special Items	$183	$145	26%	$603	$504	20%
Operating Margin Before Special Items	13.7%	12.1%		12.7%	11.2%

Revenue of $1.3 billion increased 11% in the quarter with organic revenue growth of 4%. Organic revenue increased 6% in service and 8% in fire products while systems installation declined 1% due to project selectivity and continued softness in the non-residential construction market. Due to normal seasonal decline, backlog of $1.13 billion decreased 9% on a quarter-sequential basis, excluding the impact of foreign currency.

Operating income was $172 million in the quarter and the operating margin was 12.9%. Special items of $11 million consisted primarily of divestiture and restructuring costs. Operating income before special items was $183 million and the operating margin improved 160 basis points to 13.7%.

Full year revenue of $4.7 billion increased 5% with organic revenue growth of 4%. Operating income was $534 million and included $69 million of special items. Operating income before special items was $603 million and the operating margin improved 150 basis points to 12.7%.

The increase in operating income for the quarter and full year was driven largely by increased volume and the benefit of productivity initiatives.

Flow Control

	Q4 2011	Q4 2010	% Change	FY11	FY10	% Change
Revenue	$1,081	$868	25%	$3,639	$3,373	8%
Operating Income	$124	$104	19%	$413	$410	1%
Operating Margin	11.5%	12.0%		11.3%	12.2%
Special Items	—	$(7)		$(8)	$(25)
Operating Income Before Special Items	$124	$111	12%	$421	$435	(3)%
Operating Margin Before Special Items	11.5%	12.8%		11.6%	12.9%

Revenue of $1.1 billion increased 25% in the quarter with organic revenue growth of 9.5%.  Organic revenue growth of 13% in Valves and 34% in Thermal Controls was partially offset by an 18% decline in the Water business. Excluding the impact of foreign currency, orders increased 14% year-over-year and backlog increased 4% to $1.74 billion on a quarter-sequential basis.

Operating income was $124 million in the quarter and the operating margin was 11.5%. Restructuring and acquisition costs in the quarter were fully offset by divestiture gains.

Full year revenue of $3.6 billion increased 8% with organic revenue growth of 1%. Operating income was $413 million and the operating margin was 11.3%. Operating income before special items was $421 million and the operating margin was 11.6%.

The year-over-year operating margin decline for the quarter and full year was primarily attributable to the contribution of a large project in the Pacific Water business in the prior-year.

OTHER ITEMS

•                  The company’s fiscal 2011 consisted of 53 weeks compared to 52 weeks in fiscal 2010. The additional week contributed an estimated $143 million in revenue to the fourth quarter and full year for fiscal 2011. Organic revenue growth and orders growth have been adjusted downwards to exclude the impact of the additional week.

•                  Corporate expense excluding special items was $107 million in the quarter and $392 million for the year.

•                  The effective tax rate for the quarter and full year before special items was 15.5%.

•                  The company completed the year with $1.4 billion in cash and cash equivalents.

•                  For the full year, the company purchased 30 million shares for $1.3 billion. To date in fiscal 2012, the company has repurchased 5 million shares for $200 million.

•                  During the quarter, Tyco continued to strengthen its core platforms by completing the acquisition of Dubai-based KEF Holdings for its flow control business and Texas-based Chemguard, Inc. for its fire protection business. In addition, the company announced an agreement in September to acquire Israel-based Visonic Ltd, a global developer and manufacturer of electronic security systems.

•                  On September 19, 2011, Tyco announced its intention to separate into three independent, publicly traded companies. Completion of the proposed separation is subject to conditions including final approval by the Tyco Board of Directors, receipt of a tax opinion from counsel, the filing and effectiveness of registration statements with the U.S. Securities and Exchange Commission, and approval by Tyco shareholders.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified company that provides vital products and services to customers around the world.  Tyco is a leading provider of security products and services, fire protection and detection products and services, and industrial valves and controls. Tyco had 2011 revenue of approximately $17.4 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s fourth quarter results for 2011 and outlook for fiscal 2012 during a conference call and webcast today beginning at 8:00 a.m. ET.  Today’s conference call for investors can be accessed in the following ways:

•            At Tyco’s website: http://investors.tyco.com.

•            By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 857-9797. The telephone dial-in number for participants outside the United States is (517) 308-9262, passcode “Tyco”.

•            An audio replay of the conference call will be available at 10:00 a.m. (ET) on November 16, 2011 and ending at 11:59 p.m. (ET) on November 23, 2011. The dial-in number for participants in the United States is (888) 673-3565. For participants outside the United States, the replay dial-in number is (402) 220-6428, passcode 1041.

NON-GAAP MEASURES

Organic revenue, free cash flow (outflow) (FCF), and income from continuing operations, earnings per share (EPS) from continuing operations, operating income, operating margin and corporate expense, in each case “before special items,” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications). Effective the first quarter of fiscal 2011, the Company’s organic growth / decline calculations incorporate an estimate of prior year reported revenue associated with acquired entities that have been fully integrated within the first year (such as Broadview Security), and exclude prior year revenues associated with entities that do not meet the criteria for discontinued operations which have been divested within the past year. The rate of organic growth or decline is calculated based on the adjusted number to better reflect the rate of growth or decline of the combined business, in the case of acquisitions, or the remaining business, in the case of dispositions. The rate of organic growth or decline for acquired businesses that are not fully integrated within the first year will continue to be based on unadjusted historical revenue. Organic revenue and the rate of organic growth or decline as presented herein may not be comparable to similarly titled measures reported by other companies.

Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s businesses, such as acquisitions and divestitures. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

•                  net capital expenditures,

•                  accounts purchased by ADT,

•                  cash paid for purchase accounting and holdback liabilities, voluntary pension contributions, and

•                  the sale of accounts receivable programs.

Capital expenditures and accounts purchased by ADT are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions and the impact from the sale of accounts receivable programs are added or subtracted because this activity is driven by economic financing decisions rather than operating activity.

The limitation associated with using FCF is that it adjusts for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented its income and EPS from continuing operations, operating income and margin, and its corporate expense before special items. Special items include charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes these measures to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. The Company also presents its effective tax rate as adjusted for special items for consistency. One or more of these measures may be used as components in the company’s incentive compensation plans. These measures are useful for investors because they may permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of the special items noted above on the applicable GAAP measure. Operating income and margin before special items do not reflect any additional adjustments that are not reflected in income from continuing operations before special items. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and margin and operating income and EPS from continuing operations. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.  Tyco provides general corporate services to its segments and those costs are reported in the “Corporate and Other” segment. This segment’s operating income (loss) is presented as “Corporate Expense.”

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words such as “expect”, “intend”, “will”, “anticipate”, “believe”, “confident”, “continue”, “propose” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements addressing Tyco’s future financial condition and operating results, the health and growth prospects of the industries and end markets in which Tyco operates, Tyco’s intent to create three independent companies as a result of its previously announced spin-off of its flow control and North American residential security businesses, revenue and growth expectations for the three independent companies following the spin-offs, the expectation that the spin-offs will be tax-free, statements regarding the leadership, resources, potential, priorities, and opportunities for the independent companies following the spin-offs, the intent for the three independent companies to remain investment grade following the spin-offs, and the timing of the proposed spin-off transactions. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties, include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes, failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the proposed spin-offs; adverse effects on the market price of Tyco’s common stock or operating results because of a failure to complete the proposed spin-offs; failure to realize the expected benefits of the proposed spin-offs; significant transaction costs and/or unknown liabilities resulting from the proposed spin-offs; unanticipated expenses related to the proposed spin-offs, such as litigation or legal settlement expenses; failure to obtain tax rulings or tax law changes in connection with the proposed spin-offs; changes in capital market conditions that may affect proposed debt refinancing related to the proposed spin-offs; the impact of the proposed spin-offs on the company’s employees, customers and suppliers; future opportunities that Tyco’s board may determine present greater potential to increase shareholder value; and the ability of the companies to operate independently following the proposed spin-offs. Actual results could differ materially from anticipated results. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 24, 2010 and in subsequent filings with the Securities and Exchange Commission. We undertake no duty to update any forward-looking statement to conform this statement to actual results or changes in the company’s expectations, except as required by law.

OTHER IMPORTANT INFORMATION

In connection with the proposed spin-off transactions, a definitive proxy statement for the stockholders of Tyco will be filed with the Securities and Exchange Commission (the “SEC”). Tyco will mail the final proxy statement to its stockholders. BEFORE MAKING ANY VOTING DECISION, TYCO’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPIN-OFF TRANSACTIONS. Investors and security holders may obtain, without charge, a copy of the proxy statement, as well as other relevant documents containing important information about Tyco at the SEC’s website (http://www.sec.gov/) once such documents are filed with the SEC. You may also read and copy any reports, statements and other information filed by Tyco at the SEC public reference room at 100 F. Street, N.E., Washington DC 20549. Please call the SEC at 1-800-SEC-0330 for further information.

Tyco and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed spin-off transactions. Information concerning the interests of Tyco’s participants in the solicitation is set forth in Tyco’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the spin-off transactions when it becomes available.

# # #

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Quarters Ended		Twelve Months Ended
	September 30,	September 24,	September 30,	September 24,
	2011	2010	2011	2010
Revenue from product sales	$2,639	$2,624	$9,601	$9,990
Service revenue	2,052	1,869	7,754	7,026
Net revenue	$4,691	$4,493	$17,355	$17,016
Cost of product sales	1,852	1,946	6,723	7,164
Cost of services	1,059	878	4,022	3,572
Selling, general and administrative expenses	1,270	1,206	4,635	4,586
Restructuring, asset impairment and divestiture charges (gains), net	9	70	(144)	96
Operating income	501	393	2,119	1,598
Interest income	8	7	34	31
Interest expense	(60)	(63)	(244)	(284)
Other expense, net	(7)	(2)	(16)	(75)
Income from continuing operations before income taxes	442	335	1,893	1,270
Income tax expense	(48)	(60)	(326)	(138)
Income from continuing operations	394	275	1,567	1,132
Income (loss) from discontinued operations, net of income taxes	8	(7)	168	7
Net income	402	268	1,735	1,139
Less: noncontrolling interest in subsidiaries net income	2	2	2	7
Net income attributable to Tyco common shareholders	$400	$266	$1,733	$1,132

Amounts attributable to Tyco common shareholders:
Income from continuing operations	$392	$273	$1,565	$1,125
Income (loss) from discontinued operations	8	(7)	168	7
Net income attributable to Tyco common shareholders	$400	$266	$1,733	$1,132

Basic earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.84	$0.55	$3.31	$2.32
Income (loss) from discontinued operations	0.02	(0.01)	0.35	0.01
Net income attributable to Tyco common shareholders	$0.86	$0.54	$3.66	$2.33
Diluted earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.83	$0.55	$3.27	$2.31
Income (loss) from discontinued operations	0.02	(0.02)	0.35	0.01
Net income attributable to Tyco common shareholders	$0.85	$0.53	$3.62	$2.32

Weighted-average number of shares outstanding:
Basic	466	496	474	485
Diluted	471	500	479	488

NOTE:    These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2010 and Quarterly Report on Form 10-Q for the quarterly period ended June 24, 2011.

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	September 30,	September 24,
	2011	2010
Assets
Cash and cash equivalents	$1,390	$1,775
Accounts receivable, net	2,401	2,493
Inventories	1,344	1,443
Prepaid expenses and other current assets	896	936
Deferred income taxes	402	382
Assets held for sale	—	324
Total current assets	6,433	7,353

Property, plant and equipment, net	4,051	4,156
Goodwill	9,999	9,577
Intangible assets, net	3,628	3,446
Other assets	2,666	2,596
Total Assets	$26,777	$27,128

Liabilities and Equity
Short-term debt and current maturities of long-term debt	2	536
Accounts payable	1,278	1,340
Accrued and other current liabilities	2,407	2,671
Deferred revenue	643	618
Liabilities held for sale	—	103
Total current liabilities	4,330	5,268

Long-term debt	4,146	3,652
Deferred revenue	1,143	1,106
Other liabilities	2,878	3,001
Total Liabilities	12,497	13,027

Redeemable noncontrolling interest	93	—

Total Tyco shareholders’ equity	14,182	14,084
Nonredeemable noncontrolling interest	5	17
Total Equity	14,187	14,101
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$26,777	$27,128

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2010, and Form 10-Q for the quarterly period ended June 24, 2011.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarters Ended				Twelve Months Ended
	September 30,		September 24,		September 30,		September 24,
	2011		2010		2011		2010
NET REVENUE
Tyco Security Solutions	$2,275		$2,047		$8,626		$7,734
Tyco Fire Protection	1,335		1,202		4,743		4,510
Tyco Flow Control	1,081		868		3,639		3,373
Electrical and Metal Products	—		376		347		1,399
Total Net Revenue	$4,691		$4,493		$17,355		$17,016

OPERATING INCOME AND MARGIN
Tyco Security Solutions	$364	16.0%	$279	13.6%	$1,361	15.8%	$1,090	14.1%
Tyco Fire Protection	172	12.9%	114	9.5%	534	11.3%	460	10.2%
Tyco Flow Control	124	11.5%	104	12.0%	413	11.3%	410	12.2%
Electrical and Metal Products	—	—	13	3.5%	7	2.0%	100	7.1%
Corporate and Other	(159)	N/M	(117)	N/M	(196)	N/M	(462)	N/M
Operating Income and Margin	$501		$393		$2,119		$1,598

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	For the Quarters Ended		For the Years Ended
	September 30,	September 24,	September 30,	September 24,
	2011	2010	2011	2010
Cash Flows From Operating Activities:
Net income attributable to Tyco common shareholders	$400	$266	$1,733	$1,132
Noncontrolling interest in subsidiaries net income	2	2	2	7
(Income) loss from discontinued operations, net of income taxes	(8)	7	(168)	(7)
Income from continuing operations	394	275	1,567	1,132
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	342	334	1,318	1,203
Non-cash compensation expense	24	28	110	120
Deferred income taxes	(28)	(2)	91	(129)
Provision for losses on accounts receivable and inventory	21	34	82	127
(Gain) loss on divestitures	(3)	2	(230)	(41)
Other non-cash items	29	11	83	112
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(4)	(22)	(187)	(22)
Inventories	58	19	(137)	(108)
Prepaid expenses and other current assets	14	76	(4)	88
Accounts payable	78	86	25	119
Accrued and other liabilities	(99)	64	(271)	58
Other	(10)	58	(10)	(29)
Net cash provided by operating activities	816	963	2,437	2,630
Net cash provided by discontinued operating activities	—	15	(9)	27
Cash Flows From Investing Activities:
Capital expenditures	(240)	(206)	(788)	(718)
Proceeds from disposal of assets	2	3	9	29
Acquisition of businesses, net of cash acquired	(428)	—	(656)	(600)
Accounts purchased by ADT	(163)	(159)	(614)	(559)
Divestiture of businesses, net of cash divested	33	(5)	744	21
Other	(14)	36	(20)	52
Net cash used in investing activities	(810)	(331)	(1,325)	(1,775)
Net cash (used in) provided by discontinued investing activities	—	(5)	259	(12)
Cash Flows From Financing Activities:
Proceeds from issuance of short-term debt	644	(26)	805	—
Repayment of short-term debt	(748)	25	(1,401)	(243)
Proceeds from issuance of long-term debt	—	—	497	1,001
Repayment of long-term debt	(1)	—	(4)	(962)
Proceeds from exercise of share options	12	16	124	49
Dividends paid	(116)	(105)	(458)	(416)
Repurchase of common shares by treasury	—	(624)	(1,300)	(900)
Transfer from discontinued operations	—	10	250	15
Other	(3)	4	6	15
Net cash used in financing activities	(212)	(700)	(1,481)	(1,441)
Net cash used in discontinued financing activities	—	(10)	(250)	(15)
Effect of currency translation on cash	(33)	20	(6)	7
Net decrease in cash and cash equivalents	(239)	(48)	(375)	(579)
Decrease in cash and cash equivalents from deconsolidation of variable interest entity	—	—	(10)	—
Cash and cash equivalents at beginning of period	1,629	1,823	1,775	2,354
Cash and cash equivalents at end of period	$1,390	$1,775	$1,390	$1,775

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$816	$963	$2,437	$2,630
Sale of accounts receivable	1	(3)	1	(2)
Capital expenditures, net	(238)	(203)	(779)	(689)
Accounts purchased by ADT	(163)	(159)	(614)	(559)
Purchase accounting and holdback liabilities	(11)	—	(10)	(3)
Voluntary pension contributions	—	—	15	—
Free Cash Flow	$405	$598	$1,050	$1,377

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

ORGANIC GROWTH RECONCILIATION - REVENUE

(in millions)

(Unaudited)

		Quarter Ended September 30, 2011
	Net Revenue for the					Adjusted									Net Revenue for the
	Quarter Ended	Base Year Adjustments				2010 Base									Quarter Ended
	September 24, 2010	Acquisitions		(Divestitures)		Revenue	Foreign Currency		Acquisitions		Other (2)		Organic Revenue (1)		September 30, 2011

Tyco Security Solutions	$2,047	$—	0.0%	$(20)	-1.0%	$2,027	$73	3.6%	$18	0.9%	$38	1.9%	$119	5.9%	$2,275	11.1%
Tyco Fire Protection	1,202	—	0.0%	(17)	-1.4%	1,185	53	4.4%	7	0.6%	43	3.6%	47	4.0%	1,335	11.1%
Tyco Flow Control	868	—	0.0%	(5)	-0.6%	863	75	8.6%	16	1.8%	45	5.2%	82	9.5%	1,081	24.5%
Total before Electrical and Metal Products	$4,117	$—	0.0%	$(42)	-1.0%	$4,075	$201	4.9%	$41	1.0%	$126	3.1%	$248	6.1%	$4,691	13.9%

Electrical and Metal Products	376	—	0.0%	(376)	-100.0%	—	—	0.0%	—	0.0%	—	0.0%	—	0.0%	—	-100.0%

Total Net Revenue	$4,493	$—	0.0%	$(418)	-9.3%	$4,075	$201	4.5%	$41	0.9%	$126	2.8%	$248	6.1%	$4,691	4.4%

		Twelve Months Ended September 30, 2011
	Net Revenue for the					Adjusted									Net Revenue for the Twelve
	Twelve Months Ended	Base Year Adjustments				2010 Base									Months Ended
	September 24, 2010	Acquisitions		(Divestitures)		Revenue	Foreign Currency		Acquisitions		Other (2)		Organic Revenue (1)		September 30, 2011

Tyco Security Solutions	$7,734	$355	4.6%	$(148)	-1.9%	$7,941	$192	2.5%	$28	0.4%	$38	0.5%	$427	5.4%	$8,626	11.5%
Tyco Fire Protection	4,510	—	0.0%	(49)	-1.1%	4,461	126	2.8%	7	0.2%	(12)	-0.3%	161	3.6%	4,743	5.2%
Tyco Flow Control	3,373	—	0.0%	(15)	-0.4%	3,358	183	5.4%	22	0.7%	45	1.3%	31	0.9%	3,639	7.9%
Total before Electrical and Metal Products	$15,617	$355	2.3%	$(212)	-1.4%	$15,760	$501	3.2%	$57	0.4%	$71	0.5%	$619	3.9%	$17,008	8.9%

Electrical and Metal Products	1,399	—	0.0%	(1,102)	-78.8%	297	2	0.1%	4	0.3%	—	0.0%	44	14.8%	347	-75.2%

Total Net Revenue	$17,016	$355	2.1%	$(1,314)	-7.7%	$16,057	$503	3.0%	$61	0.4%	$71	0.4%	$663	4.1%	$17,355	2.0%

(1)	Organic revenue growth percentage based on adjusted 2010 base revenue.

(2)	Amounts represent the impact of the 53rd week of revenue for each segment during fiscal 2011 and the deconsolidation of a joint venture in the Tyco Fire Protection Segment.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended	Year Ended	Quarter Ended	Year Ended
	Sept. 30, 2011	Sept. 30, 2011	Sept. 24, 2010	Sept. 24, 2010

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$0.83	$3.27	$0.55	$2.31

Restructuring, net	0.02	0.13	0.10	0.19

Restructuring charges in cost of sales and SG&A	—	—	0.01	0.01

Acquisition costs	0.02	0.06	0.01	0.05

Asset impairments and (gains) / losses on divestitures, net	(0.04)	(0.34)	0.01	(0.09)

Note receivable write-off	—	0.01	—	—

Separation costs	0.05	0.05	0.01	0.02

Loss on extinguishment of debt	—	—	—	0.13

Legacy legal items	0.06	0.04	—	—

Tax items	(0.02)	0.02	0.05	0.06

Total Before Special Items	$0.92	$3.24	$0.74	$2.68

Tyco International Ltd.

For the Quarter Ended September 30, 2011

(in millions, except per share data)

(Unaudited)

	Tyco	Tyco	Tyco
	Security	Fire	Flow	Corporate
	Solutions	Protection	Control	and Other	Revenue
Revenue (GAAP)	$2,275	$1,335	$1,081	—	$4,691

															Income	Diluted
															from	EPS from
															Continuing	Continuing
	Operating Income														Operations	Operations
	Tyco		Tyco		Tyco				Total						Attributable	Attributable
	Security		Fire		Flow		Corporate		Operating		Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Solutions	Margin	Protection	Margin	Control	Margin	and Other	Margin	Income	Margin	Expense, net	Expense	Taxes	Interest	Shareholders	Shareholders
As Reported (GAAP)	$364	16.0%	$172	12.9%	$124	11.5%	$(159)	N/M	$501	10.7%	$(52)	$(7)	$(48)	$(2)	$392	$0.83

Restructuring, net	3		3		4		2		12				(1)		11	0.02

Restructuring charges in cost of sales and SG&A			1						1						1	—

(Gains) / losses on divestitures, net	(4)		5		(6)		2		(3)				(18)		(21)	(0.04)

Acquisition costs	11		2		2		(2)		13				(5)		8	0.02

Legacy legal items							26		26				1		27	0.06

Tax items									—				(9)		(9)	(0.02)

Separation costs							24		24						24	0.05

Total Before Special Items	$374	16.4%	$183	13.7%	$124	11.5%	$(107)	N/M	$574	12.2%	$(52)	$(7)	$(80)	$(2)	$433	$0.92

Diluted Shares Outstanding	471
Diluted Shares Outstanding - Before Special Items	471

Tyco International Ltd.

For the Twelve Months Ended September 30, 2011

(in millions, except per share data)

(Unaudited)

	Tyco	Tyco	Tyco		Electrical
	Security	Fire	Flow	Corporate	& Metal
	Solutions	Protection	Control	and Other	Products	Revenue
Revenue (GAAP)	$8,626	$4,743	$3,639	—	$347	$17,355

																	Income	Diluted
																	from	EPS from
																	Continuing	Continuing
	Operating Income																Operations	Operations
	Tyco		Tyco		Tyco				Electrical		Total						Attributable	Attributable
	Security		Fire		Flow		Corporate		& Metal		Operating		Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Solutions	Margin	Protection	Margin	Control	Margin	and Other	Margin	Products	Margin	Income	Margin	Expense, net	Expense	Taxes	Interest	Shareholders	Shareholders
As Reported (GAAP)	$1,361	15.8%	$534	11.3%	$413	11.3%	$(196)	N/M	$7	2.0%	$2,119	12.2%	$(210)	$(16)	$(326)	$(2)	$1,565	$3.27

Restructuring, net	25		36		12		12		1		86				(24)		62	0.13

Restructuring charges in cost of sales and SG&A			2		(1)						1				—		1	—

(Gains) / losses on divestitures, net			29		(6)		(253)				(230)				68		(162)	(0.34)

Acquisition costs	33		2		3		1				39				(13)		26	0.06

Note receivable write-off									5		5				—		5	0.01

Legacy legal items							20				20				1		21	0.04

Tax items											—				10		10	0.02

Separation costs							24				24				—		24	0.05

Total Before Special Items	$1,419	16.5%	$603	12.7%	$421	11.6%	$(392)	N/M	$13	3.7%	$2,064	11.9%	$(210)	$(16)	$(284)	$(2)	$1,552	$3.24

Diluted Shares Outstanding	479
Diluted Shares Outstanding - Before Special Items	479

Tyco International Ltd.

For the Quarter Ended September 24, 2010

(in millions, except per share data)

(Unaudited)

	Tyco	Tyco	Tyco			Electrical
	Security	Fire	Flow	Safety	Corporate	& Metal
	Solutions	Protection	Control	Products	and Other	Products	Revenue
Previously Reported Revenue	$1,950	$893	$868	$406	—	$376	$4,493

Segment Realignment	97	309		(406)			—

Revenue (GAAP)	$2,047	$1,202	$868	—	—	$376	$4,493

																			Income	Diluted
																			from	EPS from
																			Continuing	Continuing
	Operating Income																		Operations	Operations
	Tyco		Tyco		Tyco						Electrical		Total						Attributable	Attributable
	Security		Fire		Flow		Safety		Corporate		& Metal		Operating		Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Solutions	Margin	Protection	Margin	Control	Margin	Products	Margin	and Other	Margin	Products	Margin	Income	Margin	Expense, net	Income, net	Taxes	Interest	Shareholders	Shareholders

As Previously Reported (GAAP)	$270	13.8%	$66	7.4%	$104	12.0%	$57	14.0%	$(117)	N/M	$13	3.5%	$393	8.7%	$(56)	$(2)	$(60)	$(2)	$273	$0.55

Segment Realignment	9		48				(57)						—						—	—

Recasted (GAAP)	$279	13.6%	$114	9.5%	$104	12.0%	—	—	$(117)	N/M	$13	3.5%	$393	8.7%	$(56)	$(2)	$(60)	$(2)	$273	$0.55

Restructuring, net	25		30		8						2		65				(18)		47	0.10

Restructuring charges in cost of sales and SG&A			1		(1)						8		8				(3)		5	0.01

ERISA insurance recovery									(1)				(1)						(1)	—

Acquisition costs	7												7				(2)		5	0.01

Asset impairments and (gains) / losses on divestitures, net	4										1		5				(1)		4	0.01

Separation Costs									8				8				(1)		7	0.01

Tax items													—				27		27	0.05

Total Before Special Items	$315	15.4%	$145	12.1%	$111	12.8%	—	—	$(110)	N/M	$24	6.4%	$485	10.8%	$(56)	$(2)	$(58)	$(2)	$367	$0.74

Diluted Shares Outstanding	500
Diluted Shares Outstanding - Before Special Items	500

Tyco International Ltd.

For the Twelve Months Ended September 24, 2010

(in millions, except per share data)

(Unaudited)

						Electrical
	Tyco Security	Tyco Fire	Tyco Flow	Safety	Corporate	& Metal
	Solutions	Protection	Control	Products	and Other	Products	Revenue
Previously Reported Revenue	$7,376	$3,355	$3,373	$1,513	—	$1,399	$17,016

Segment Realignment	358	1,155		(1,513)			—

Recasted (GAAP)	$7,734	$4,510	$3,373	—	—	$1,399	$17,016

																			Income	Diluted
																			from	EPS from
																			Continuing	Continuing
	Operating Income																		Operations	Operations
											Electrical		Total						Attributable	Attributable
	Tyco Security		Tyco Fire		Tyco Flow		Safety		Corporate		& Metal		Operating		Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Solutions	Margin	Protection	Margin	Control	Margin	Products	Margin	and Other	Margin	Products	Margin	Income	Margin	Expense, net	Income, net	Taxes	Interest	Shareholders	Shareholders

As Previously Reported (GAAP)	$1,056	14.3%	$272	8.1%	$410	12.2%	$221	14.6%	$(461)	N/M	$100	7.1%	$1,598	9.4%	$(253)	$(75)	$(138)	$(7)	$1,125	$2.31

Segment Realignment	34		188				(221)		(1)				—						—	—

Recasted (GAAP)	$1,090	14.1%	$460	10.2%	$410	12.2%	—	—	$(462)	N/M	$100	7.1%	$1,598	9.4%	$(253)	$(75)	$(138)	$(7)	$1,125	$2.31

Restructuring, net	62		40		25				1		6		134				(42)		92	0.19

Restructuring charges in cost of sales and SG&A			2								7		9				(3)		6	0.01

Other additional charges resulting from restructuring actions					1								1						1	—

ERISA insurance recovery									(1)				(1)						(1)	—

Acquisition costs	32								3				35				(11)		24	0.05

Asset impairments and (gains) / losses on divestitures, net	(44)		2		(1)				4		1		(38)				(4)		(42)	(0.09)

Separation Costs									10				10				(1)		9	0.02

Loss on extinguishment of Debt													—			87	(25)		62	0.13

Tax items													—				32		32	0.06

Total Before Special Items	$1,140	14.7%	$504	11.2%	$435	12.9%	—	—	$(445)	N/M	$114	8.1%	$1,748	10.3%	$(253)	$12	$(192)	$(7)	$1,308	$2.68

Diluted Shares Outstanding	488
Diluted Shares Outstanding - Before Special Items	488